UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2014 (December 12, 2014)

Spindle, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55151	20-8241820
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8700 E. Vista Bonita Dr., Suite 260

Scottsdale, AZ 85255

(Address of Principal Executive Offices)

800-560-9198

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

As previously reported in the Current Report on Form 8-K dated March 7, 2013 of Spindle, Inc. (the "Company"), as filed with the Securities and Exchange Commission (the “SEC”), on March 1, 2013, the entered into an Asset Purchase Agreement (the "Purchase Agreement") with MeNetwork, Inc., a Delaware corporation ("MeNet"), pursuant to which the Company agreed to acquire substantially all of MeNet’s assets used in connection with its business of developing, marketing and licensing a mobile marketing platform for use by merchants and consumers (the “Assets”), and assume certain specified assumed liabilities (the "Transaction") in exchange for an aggregate of 3,500,000 shares of the Company’s restricted common stock (the “Shares”) and up to an additional $5,000,000 in shares of the Company’s restricted common stock (the “Earnout Shares”) issuable on a quarterly basis from the closing date of the Transaction through December 31, 2016 (the “Earnout Period”) to the shareholders of MeNet immediately prior to the closing of the Transaction (the “MeNet Stockholders”) upon the satisfaction of certain performance thresholds. On March 22, 2013, the Company filed a Current Report on Form 8-K with the SEC reporting the completion of the Transaction on March 20, 2013.

On December 12, 2014, the Company, and Ashton Craig Page, in his capacity as the representative of MeNet and the MeNet Stockholders (the “Representative”), entered into an Amendment and Waiver to Asset Purchase Agreement (the "Amendment), pursuant to which the Company agreed to issue and the Representative agreed to accept on behalf of MeNet and the MeNet Stockholders an acceleration of the issuance of up to an aggregate of 1,000,000 Earnout Shares on or before December 31, 2014 in full satisfaction of all obligations of the Company to issue the Earnout Shares pursuant to the Purchase Agreement during the Earnout Period.

Item 3.02  Unregistered Sales of Equity Securities

The Company relied on Rule 506 of Regulation D under the Securities Act of 1933, as amended, for the offer and sale of the Earnout Shares to the MeNet Stockholders, inasmuch as (i)  the MeNet Stockholders were either accredited investors or sophisticated investors that received information about the Company that was generally the same as information required to be delivered in a registered offering; and (ii) the Company did not use general solicitation or advertising to market the securities issued.

As of the date of this Current Report, there are an aggregate of 41,688,273 shares of common stock issued and outstanding, after taking into account the issuance of the Earnout Shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spindle, Inc.
(Registrant)

Date: December 17, 2014	By:	/s/ William Clark
William Clark
Chairman and Chief Executive Officer

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